Exhibit 3.19

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:32 AM 07/16/2015
FILED 10:32 AM 07/16/2015 SRV 151056258 – 5744039 FILE	CERTIFICATE OF FORMATION

OF

FARMWISE LLC

* * * * * *

This Certificate of Formation of Farmwise LLC (the “Company”) dated as of July 16, 2015, is being duly executed and filed by David Peters, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST.        The name of the limited liability company formed hereby is Farmwise LLC.

SECOND.   The address of the registered office of the Company in the State of Delaware is c/o RL&F Service Corp., 920 North King Street, 2nd Floor, Wilmington, New Castle County, Delaware 19801.

THIRD.       The name and address of the registered agent for service of process on the Company in the State of Delaware is RL&F Service Corp., 920 North King Street, 2nd Floor, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ David Peters
David Peters, as authorized person